Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6064

TELEPHONE (212) 373-3000

LLOYD K. GARRISON (1946-1991)
RANDOLPH E. PAUL (1946-1956)
SIMON H. RIFKIND (1950-1995)
LOUIS S. WEISS (1927-1950)
JOHN F. WHARTON (1927-1977)

WRITER'S DIRECT DIAL NUMBER

212-373-3000

WRITER'S DIRECT FACSIMILE

212-757-3990

WRITER'S DIRECT E-MAIL ADDRESS

UNIT 5201, FORTUNE FINANCIAL CENTER
5 DONGSANHUAN ZHONGLU
CHAOYANG DISTRICT, BEIJING 100020, CHINA
TELEPHONE (86-10) 5828-6300

HONG KONG CLUB BUILDING, 12TH FLOOR
3A CHATER ROAD, CENTRAL
HONG KONG
TELEPHONE (852) 2846-0300

ALDER CASTLE
10 NOBLE STREET
LONDON EC2V 7JU, UNITED KINGDOM
TELEPHONE (44 20) 7367 1600

FUKOKU SEIMEI BUILDING
2-2 UCHISAIWAICHO 2-CHOME
CHIYODA-KU, TOKYO 100-0011, JAPAN
TELEPHONE (81-3) 3597-8101

TORONTO-DOMINION CENTRE
77 KING STREET WEST, SUITE 3100
P.O. BOX 226
TORONTO, ONTARIO M5K 1J3
TELEPHONE (416) 504-0520

2001 K STREET, NW
WASHINGTON, DC 20006-1047
TELEPHONE (202) 223-7300

500 DELAWARE AVENUE, SUITE 200
POST OFFICE BOX 32
WILMINGTON, DE 19899-0032
TELEPHONE (302) 655-4410

MATTHEW W. ABBOTT
EDWARD T. ACKERMAN
JACOB A. ADLERSTEIN
JUSTIN ANDERSON
ALLAN J. ARFFA
ROBERT A. ATKINS
DAVID J. BALL
SCOTT A. BARSHAY
PAUL M. BASTA
JOHN F. BAUGHMAN
J. STEVEN BAUGHMAN
LYNN B. BAYARD
CRAIG A. BENSON
MITCHELL L. BERG
MARK S. BERGMAN
DAVID M. BERNICK
JOSEPH J. BIAL
BRUCE BIRENBOIM
H. CHRISTOPHER BOEHNING
ANGELO BONVINO
ROBERT BRITTON
DAVID W. BROWN
SUSANNA M. BUERGEL
JESSICA S. CAREY
DAVID CARMONA
GEOFFREY R. CHEPIGA
ELLEN N. CHING
WILLIAM A. CLAREMAN
LEWIS R. CLAYTON
YAHONNES CLEARY
JAY COHEN
KELLEY A. CORNISH
CHRISTOPHER J. CUMMINGS
THOMAS V. DE LA BASTIDE III
ARIEL J. DECKELBAUM
ALICE BELISLE EATON
ANDREW J. EHRLICH
GREGORY A. EZRING
ROSS A. FIELDSTON
ANDREW C. FINCH
BRAD J. FINKELSTEIN
BRIAN P. FINNEGAN
ROBERTO FINZI
PETER E. FISCH
HARRIS FISCHMAN
MARTIN FLUMENBAUM
ANDREW J. FOLEY
ANDREW J. FORMAN*
HARRIS B. FREIDUS
CHRISTOPHER D. FREY
MANUEL S. FREY
ANDREW L. GAINES
KENNETH A. GALLO
MICHAEL E. GERTZMAN
ADAM M. GIVERTZ
SALVATORE GOGLIORMELLA
NEIL GOLDMAN
MATTHEW B. GOLDSTEIN
ROBERTO J. GONZALEZ*
CATHERINE L. GOODALL
ERIC GOODISON
CHARLES H. GOOGE, JR.
ANDREW G. GORDON
BRIAN S. GRIEVE
UDI GROFMAN
NICHOLAS GROOMBRIDGE
BRUCE A. GUTENPLAN
ALAN S. HALPERIN
CLAUDIA HAMMERMAN
BRIAN S. HERMANN
MICHELE HIRSHMAN
DAVID S. HUNTINGTON
AMRAN HUSSEIN
LORETTA A. IPPOLITO
JAREN JANGHORBANI
BRIAN M. JANSON
JEH C. JOHNSON
MEREDITH J. KANE
JONATHAN S. KANTER
BRAD S. KARP
PATRICK N. KARSNITZ
JOHN C. KENNEDY
BRIAN KIM
KYLE J. KIMPLER
ALAN W. KORNBERG
DANIEL J. KRAMER
DAVID K. LAKHDHIR
JOHN E. LANGE
GREGORY F. LAUFER
BRIAN C. LAVIN
XIAOYU GREG LIU
LORETTA E. LYNCH
JEFFREY D. MARELL
MARCO V. MASOTTI
DAVID W. MAYO
ELIZABETH R. MCCOLM
JEAN M. MCLOUGHLIN
ALVARO MEMBRILLERA
MARK F. MENDELSOHN
CLAUDINE MEREDITH-GOUJON
WILLIAM B. MICHAEL
JUDIE NG SHORTELL*
CATHERINE NYARADY
JANE B. O'BRIEN
ALEX YOUNG K. OH
BRAD R. OKUN
KELLEY D. PARKER
LINDSAY B. PARKS
VALERIE E. RADWANER
JEFFREY J. RECHER
CARL L. REISNER
LORIN L. REISNER
JEANNIE S. RHEE*
WALTER G. RICCIARDI
WALTER RIEMAN
RICHARD A. ROSEN
ANDREW N. ROSENBERG
JUSTIN ROSENBERG
JACQUELINE P. RUBIN
CHARLES F. "RICK" RULE*
RAPHAEL M. RUSSO
ELIZABETH M. SACKSTEDER
JEFFREY D. SAFERSTEIN
JEFFREY B. SAMUELS
TERRY E. SCHIMEK
KENNETH M. SCHNEIDER
ROBERT B. SCHUMER
JOHN M. SCOTT
BRIAN SCRIVANI
KANNON K. SHANMUGAM*
DAVID R. SICULAR
AUDRA J. SOLOWAY
SCOTT M. SONTAG
SARAH STASNY
TARUN M. STEWART
ERIC ALAN STONE
AIDAN SYNNOTT
RICHARD C. TARLOWE
MONICA K. THURMOND
DANIEL J. TOAL
LAURA C. TURANO
CONRAD VAN LOGGERENBERG
LIZA M. VELAZQUEZ
MICHAEL VOGEL
RAMY J. WAHBEH
LAWRENCE G. WEE
THEODORE V. WELLS, JR.
LINDSEY L. WIERSMA
STEVEN J. WILLIAMS
LAWRENCE I. WITDORCHIC
MARK B. WLAZLO
JULIA TARVER MASON WOOD
JENNIFER H. WU
BETTY YAP*
JORDAN E. YARETT
KAYE N. YOSHINO
TONG YU
TRACEY A. ZACCONE
TAURIE M. ZEITZER
T. ROBERT ZOCHOWSKI, JR.

*NOT ADMITTED TO THE NEW YORK BAR

November 6, 2019

1847432 Alberta ULC

Suite 4400, 500 Centre Street SE

PO Box 2850

Calgary, Alberta T2P 2S5

Ladies and Gentlemen:

We have acted as special counsel to 1847432 Alberta ULC, an Alberta unlimited liability company (“ULC”) and wholly-owned subsidiary of Encana Corporation, a Canadian corporation (“Encana”), in connection with the domestication in the State of Delaware (the “U.S. Domestication”) of Ovintiv Inc. (“Ovintiv”), a Canadian corporation to be formed, prior to the U.S. Domestication, from the amalgamation of ULC and another wholly-owned subsidiary of Encana to be organized under the laws of Canada, and the related Registration Statement on Form S-4 (the “Registration Statement”) of ULC, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder

1847432 Alberta ULC

(the “Rules”). The U.S. Domestication will be effected pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware, 8 Del. C. § 388, by filing a certificate of corporate domestication and a certificate of incorporation in respect of Ovintiv with the Secretary of State of the State of Delaware (the “Secretary of State”).

In connection with the U.S. Domestication, Ovintiv will assume (i) the Omnibus Incentive Plan of Encana Corporation, (ii) the Encana Corporation Employee Stock Option Plan, (iii) the Encana Corporation Employee Stock Appreciation Rights Plan, (iv) the Performance Share Unit Plan for Employees of Encana Corporation, (v) the Restricted Share Unit Plan for Employees of Encana Corporation, (vi) the Deferred Share Unit Plan for Employees of Encana Corporation, (vii) the Restricted Share Unit Plan for Directors of Encana Corporation, and (viii) the Deferred Share Unit Plan for Directors of Encana Corporation (collectively, including any schedules or appendices thereto, as amended from time to time, the “Encana Incentive Plans” and following such assumption by Ovintiv, the “Ovintiv Incentive Plans”), and each outstanding stock option (together with any associated tandem stock appreciation right), stock appreciation right, performance share unit, restricted share unit, deferred share unit, restricted stock and other share-based award granted by Encana pursuant to the Encana Incentive Plans (collectively, the “Encana Incentive Awards”) will be exchanged for an incentive award granted by Ovintiv (collectively, the “Ovintiv Incentive Awards”) pursuant to the Ovintiv Incentive Plans. The Ovintiv Incentive Awards will be subject to substantially the same terms and conditions as the Encana Incentive Awards, except, in the case of equity-based Encana Incentive Awards, the securities issuable upon exercise or settlement of the

1847432 Alberta ULC

Ovintiv Incentive Awards, as applicable, will be shares of common stock, par value $0.01 per share (“Common Stock”), of Ovintiv (or their cash equivalent) rather than common shares (“Encana Common Shares”) of Encana (or their cash equivalent).

You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 269,531,637 shares of Common Stock of Ovintiv, consisting of shares of Common Stock of Ovintiv to be issued to holders of Encana Common Shares in connection with the U.S. Domestication (the “Shares”) and shares of Common Stock of Ovintiv that may be issued pursuant to the Ovintiv Incentive Awards (the “Award Shares”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.    the Registration Statement;

2.    the Arrangement and Reorganization Agreement, dated as of October 31, 2019 (the “Arrangement and Reorganization Agreement”), between Encana and ULC, included as Exhibit 2.1 to the Registration Statement;

3.    a draft of the certificate of incorporation of Ovintiv to be filed with the Secretary of State, included as Exhibit 3.1 to the Registration Statement;

4.    a draft of the certificate of corporate domestication of the Ovintiv to be filed with the Secretary of State;

1847432 Alberta ULC

5.    a draft of the bylaws of Ovintiv to be adopted by Ovintiv, included as Exhibit 3.2 to the Registration Statement; and

6.    the Encana Incentive Plans and the forms of award agreements (collectively, “Award Agreements”) relating to awards granted under the Encana Incentive Plans.

In addition, we have examined such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have relied upon the factual matters contained in the representations and warranties of Encana and ULC made in the Documents and upon certificates of public officials and officers of Encana and ULC.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.    When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Arrangement and Reorganization Agreement, the Shares will be validly issued, fully paid and non-assessable; and

1847432 Alberta ULC

2.    When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Arrangement and Reorganization Agreement, the Ovintiv Incentive Plans and any applicable Award Agreement, the Award Shares will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP